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                                                                    EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement No. 333-11733 of Nextel Communications, Inc., on Form S-3, of our report dated March 25, 1996, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP


New York, New York
October 17, 1996

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                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement No. 333-11733 of Nextel Communications, Inc., on Form S-3, of our report dated March 20, 1996, relating to the consolidated financial statements of Dial Page, Inc. for the year ended December 31, 1995, appearing in the Form 8-K dated February 6, 1996 and filed with the Securities and Exchange Commission on February 7, 1996 as amended by Form 8-K/A, filed on April 26, 1996, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.





/s/ Deloitte & Touche LLP


New York, New York
October 17, 1996